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                                                                    Exhibit 99.3

                               Pricing Agreement
                               -----------------



                                                                    May 29, 1997



Goldman, Sachs & Co.,
85 Broad Street,
New York New York 10004.

Ladies and Gentlemen:

     Security Capital Pacific Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 29, 1997 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to Goldman, Sachs & Co. (the "Underwriter") the Shares specified in Schedule I hereto (the "Designated Shares") consisting of Firm Shares and any Optional Shares the Underwriter may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule I hereto.
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     An amendment to the Initial Registration Statement, or a supplement to the
Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule I hereto, 2,500,000 Firm Shares and, (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company at the purchase price to the Underwriter set forth in Schedule I hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

     The Company hereby grants to the Underwriter the right to purchase at its election up to 375,000 Optional Shares on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

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     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriter, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Company.

                                   Very truly yours,

                                   Security Capital Pacific Trust



                                   By:/s/ Jeffrey A. Klopf
                                      -----------------------------
                                      Name: Jeffrey A. Klopf
                                      Title: Senior Vice President and Secretary

Accepted as of the date hereof:

Goldman, Sachs & Co.


By:/s/ Goldman, Sachs & Co.
   -----------------------------
       (Goldman, Sachs & Co.)

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                                   SCHEDULE I

Title of Designated Shares:  Shares of Beneficial Interest

Number of Designated Shares:

     Number of Firm Shares: 2,500,000

     Maximum Number of Optional Shares: 375,000

Initial Offering Price to Public:

     The Shares offered hereby may be offered by the Underwriter from time to time for sale in one or more transactions on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices, subject to prior sale when, as and if delivered to and accepted by the Underwriter. The Underwriter may effect such transactions by selling Shares to or through dealers.

Purchase Price by Underwriters:

     $21.7925 per Share

Form of Designated Shares:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

     Wire transfer of same day funds

Time of Delivery:

     10:00 a.m. (New York City time), June 4, 1997

Closing Location:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004

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Names and addresses of Representatives:

     Designated Representatives:

               Goldman, Sachs & Co.

     Address for Notices, etc.:

               85 Broad Street
               New York, New York 10004

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